MALONE & BAILEY, PLLC
                            5444 WESTHEIMER STE 2080
                               HOUSTON, TX 77056
                               713-840-1210 PHONE
                             713-840-9034 FACSIMILE



                          INDEPENDENT AUDITORS' CONSENT





As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the financial statements of Covenant Financial Corporation (formerly Homegate Corporation), which report appears in the Company's Form 10KSB for the year ended December 31, 2001, and to all references to this firm included in such Registration Statement.

                                                /s/ MALONE & BAILEY, PLLC





Date : April 3, 2002